UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310

Englewood, CO 80112

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2018, the Board of Directors of Gevo, Inc. (the “Company”) promoted Bradford K. Towne to Chief Accounting Officer, and also designated Mr. Towne as the Company’s principal financial and accounting officer for SEC reporting purposes.

Mr. Towne, age 40, has served as the Company’s Controller since October 2016. From December 2014 to October 2016, Mr. Towne provided controller and technical accounting services for various public and private companies, including serving as the Director of Technical Accounting at Envision Healthcare, a provider of physician-led services and post-acute care, and ambulatory surgery services (March 2016 to October 2016), and Vice President, Corporate Controller, of Advanced Emissions Solutions, Inc., a company providing emissions solutions to customers in the power generation and other industries (December 2014 to August 2015). From February 2010 to November 2014, he worked in a number of roles for Dot Hill Systems Corp, a supplier of software and hardware storage systems, including most recently as Director of Accounting, responsible for overseeing accounting and SEC reporting functions. Mr. Towne began his career at KPMG LLP in 2001, where he spent 10 years serving in numerous roles in the audit practice. Mr. Towne holds a bachelor’s degree in accounting and finance from the University of Arizona and is an active Certified Public Accountant in the State of Colorado.

In connection with his promotion, the Company entered into an offer letter agreement with Mr. Towne (the “Offer Letter”), which provides for an annual base salary of $170,000 and participation in the benefit programs generally provided by the Company in same manner as in his prior role with the Company. If Mr. Towne’s employment is terminated by the Company for any reason other than for cause, he will be entitled to receive severance in the amount of three months of his base salary and immediate vesting of any unvested equity awards.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated January 5, 2018, by and between Gevo, Inc. and Bradford K. Towne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: January 10, 2018	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary